As filed with the Securities and Exchange Commission on September 1, 2020.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CM Life Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6770	85-1966622
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Corvex Management LP
667 Madison Avenue
New York, New York 10065
(212) 474-6745
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eli Casdin, Chief Executive Officer
Keith Meister, Chairman
c/o Corvex Management LP
667 Madison Avenue
New York, New York 10065
(212) 474-6745
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joel L. Rubinstein Colin J. Diamond Daniel E. Nussen White & Case LLP 1221 Avenue of the Americas New York, New York 10020 Tel: (212) 819-8200	Gregg A. Noel Michael J. Mies Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue Palo Alto, California 94301 Tel: (650) 470-4500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-246251)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(5)
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant(2)	4,025,000 Units	$10.00	$40,250,000	$5,224.45
Shares of Class A common stock included as part of the units(3)	4,025,000 Shares	—	—	—	(4)
Redeemable warrants included as part of the units(3)	1,341,667 Warrants	—	—	—	(4)
Total			$40,250,000	$5,224.45

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes 525,000 units, consisting of 525,000 shares of Class A common stock and 175,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g) under the Securities Act.

(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $402,500,000 on its Registration Statement on Form S-1, as amended (File No. 333-246251), which was declared effective by the U.S. Securities and Exchange Commission on September 1, 2020. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $40,250,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-1 (this “Registration Statement”) is being filed with respect to the registration of 4,025,000 additional units, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-third of one redeemable warrant, of CM Life Sciences, Inc., a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1, including 525,000 units that may be purchased by the underwriters to cover over-allotments, if any. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-246251) (the “Prior Registration Statement”), initially filed by the Registrant on August 14, 2020 and declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on September 1, 2020. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

 CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of September 2, 2020), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than September 2, 2020.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1, as amended (File No. 333-246251), are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are being filed herewith, as part of this Registration Statement:

EXHIBIT INDEX

Exhibit No	Description
5.1	Opinion of White & Case LLP.
23.1	Consent of WithumSmith+Brown, PC.
23.2	Consent of White & Case LLP (included on Exhibit 5.1).
24	Power of Attorney (included on signature page to the Registrant’s Prior Registration Statement (File No.333-246251) filed on August 14, 2020).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, NY, on the 1st day of September, 2020.

CM LIFE SCIENCES, INC.

By:	/s/ Brian Emes
Brian Emes
Chief Financial Officer and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

*	Chief Executive Officer and Director	September 1, 2020
Eli Casdin	(Principal Executive Officer)

/s/ Brian Emes	Chief Financial Officer and Secretary	September 1, 2020
Brian Emes	(Principal Financial and Accounting Officer)

*	Chairman of the Board	September 1, 2020
Keith Meister

*By:	/s/ Brian Emes
Brian Emes Attorney-in-Fact

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